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                              THE COLEMAN COMPANY, INC.
                           EXECUTIVE ANNUAL INCENTIVE PLAN


          i.   PURPOSE.

          The purpose of The Coleman Company, Inc. Executive Annual Incentive Plan is to encourage behaviors that create superior financial performance and to strengthen the commonality of interests between Plan Participants and owners in creating superior shareholder value.

          ii.   DEFINITIONS.

          The following terms, as used herein, shall have the following meanings:

                   (i)    "Award" shall mean an annual incentive
                          compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

                   (ii) "Board" shall mean the Board of Directors of the Company.

                   (iii) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   (iv) "Committee" shall mean the Committee of the Board appointed to administer the Plan in accordance with Section 3.

                   (v) "Company" shall mean, collectively, the Coleman Company, Inc. and its subsidiaries.

                   (vi) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

                   (vii) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   (viii) "Executive Officer" shall mean an officer

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                          of the Company who is an "executive officer"
                          within the meaning of Rule 3b-7 promulgated under the Exchange Act.

                   (ix) "Participant" shall mean an officer, employee or other associate of the Company who is, pursuant to
                          Section 4 of the Plan, selected to participate herein.

                   (x) "Performance Factors" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following: revenue; net sales; operating income; earnings before all or any of interest, taxes, depreciation and/or amortization ("EBIT", "EBITA" or "EBITDA"); cash flow; working capital and components thereof; return on equity; return on assets; market share; sales (net or gross) measured by product line, territory, customer(s), or other category; earnings per share; earnings from continuing operations; net worth; levels of expense, cost or liability by category, operating unit or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof. With respect to Participants who are not Executive Officers, Performance Factors may also include such objective or subjective performance goals as the Committee may, from time to time, establish. Subject to Section 5(c) hereof, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved.

                   (xi)   "Performance Period" shall mean the

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                          Company's fiscal year.

                   (xii) "Plan" shall mean The Coleman Company, Inc. Executive Annual Incentive Plan.

          iii. ADMINISTRATION.

          The Plan shall be administered by the Management Compensation and Stock Option Committee of the Board of Directors. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, or surrendered; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

          The Committee shall consist of two or more persons each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

          No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

          iv.    ELIGIBILITY.

          Awards may be granted to Participants in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

          v.     TERMS OF AWARDS.

          Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

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                      (i)      IN GENERAL.  The Committee shall specify with
                             respect to a Performance Period the Performance Factors applicable to each Award. Performance Factors may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid as well as a maximum level of performance above which no additional award will be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Factors with respect to such Performance Period are attained.

                      (ii)     SPECIAL PROVISIONS REGARDING AWARDS.
                             Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of Awards granted for a Performance Period be made to a Participant in an amount that exceeds $2,000,000 (two million) and in no event may the Committee increase at its discretion the amount of an Award payable to a Covered Employee upon attainment of the specified Performance Factors.

                      (iii)    TIME AND FORM OF PAYMENT.  Unless otherwise
                             determined by the Committee, all payments in respect of Awards granted under this Plan shall be made, in cash, within a reasonable period after the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Factors has been certified by the Committee.

          vi.  GENERAL PROVISIONS.

                      (i)      COMPLIANCE WITH LEGAL REQUIREMENTS.  The Plan
                             and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental

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                             agency as may be required.

                      (ii)     NONTRANSFERABILITY.  Awards shall not be
                             transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable by will or the laws of descent and distribution.

                      (iii)    NO RIGHT TO CONTINUED EMPLOYMENT.  Nothing in the
                             Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

                      (iv)     WITHHOLDING TAXES.  Where a Participant or
                             other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

                      (v)      AMENDMENT, TERMINATION AND DURATION OF THE PLAN.
                             The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part;
                             PROVIDED THAT, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates.

                      (vi)     PARTICIPANT RIGHTS.  No Participant shall have
                             any claim to be granted any Award under the Plan, and

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                             there is no obligation for uniformity of treatment
                             for Participants.

                      (vii)    TERMINATION OF EMPLOYMENT.  Unless otherwise
                             provided by the Committee in connection with specified terminations of employment, if a Participant's employment terminates for any reason prior to the end of a Performance Period, no Award shall be payable to such Participant for that Performance Period. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in the Plan, and no Award shall be payable to such a Participant.

                      (viii)   UNFUNDED STATUS OF AWARDS.  The Plan is intended
                             to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                      (ix)     GOVERNING LAW.  The Plan and all determinations
                             made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                      (x)      EFFECTIVE DATE.  The Plan shall take effect
                             upon its adoption by the Board; PROVIDED, HOWEVER, that the Plan shall be subject to the requisite approval of the shareholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

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                      (xi)     BENEFICIARY.  A Participant may file with the
                             Committee a written designation of a
                             beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 6(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

                      (xii)    INTERPRETATION.  The Plan is designed and
                             intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.